                                                                     Exhibit 5.1

                               Goodwin Procter LLP
                                 Exchange Place
                                Boston, MA 02109

                                                                   July 15, 2002



Boston Properties, Inc.
111 Huntington Avenue, Suite 300
Boston, MA  02199

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of the resale of up to 1,066,229 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of Boston Properties, Inc. (the "Company") by holders thereof.

     In connection with rendering this opinion, we have examined the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed material; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

     We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the laws of The Commonwealth of Massachusetts, and the Delaware General Corporation Law (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution).

Boston Properties, Inc.
July 15, 2002
Page 2



     Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

     The foregoing assumes that all requisite steps were taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us with respect to this opinion under the heading "Legal Matters" in the Prospectus which is a part of such Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                      Very truly yours,

                                                      /s/ Goodwin Procter LLP

                                                      Goodwin Procter LLP